Exhibit 23.1






     Consent of Independent Registered Public Accounting Firm


     We  consent  to the incorporation by reference  in  the
     Registration  Statement on Form S-8 pertaining  to  the
     2004  Long-Term Incentive Plan of Ennis,  Inc.  of  our
     report dated April 14, 2004, with respect to the consolidated financial statements and schedule of
     Ennis, Inc. (formerly Ennis Business Forms, Inc.) included in its Annual Report (Form 10-K) for the year ended February 29, 2004, filed with the Securities and Exchange Commission.


                                  /s/ ERNST & YOUNG LLP


October 18, 2004
Dallas, Texas